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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-effective Amendment No. 4 to Registration Statement on Form S-1 of our report dated May 26, 2009, relating to the financial statements of Marquee Holdings Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
July 23, 2009

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  Exhibit 23.1